EXHIBIT 99.1
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IONICS TO ACQUIRE ECOLOCHEM IN A TRANSACTION VALUED AT $338 MILLION


WATERTOWN, MA, NOVEMBER 19, 2003--Ionics, Incorporated (NYSE: ION), announced today that it has signed a definitive agreement to acquire Ecolochem, Inc. and its affiliated companies for $200 million in cash and approximately 4.91 million of Ionics common stock. Based on the 30 trading days' average closing stock price ended November 17, 2003, the stock portion of the consideration would be valued at $138 million. Ecolochem, a privately held company headquartered in Norfolk, VA, is a leading provider of emergency, short and long-term mobile water treatment services to the power, petrochemical and other industries. This transaction is expected to significantly augment Ionics' existing capabilities and result in a global water technology company with pro forma projected 2004 combined revenues of approximately $460 million.

Ecolochem had revenue, EBITDA, and operating income of approximately $109, $40, and $28 million, respectively, for the fiscal year ended September 30, 2003. These results exclude approximately $2.3 million in non-recurring charges. Ionics currently expects to fund the cash portion of the purchase price from available cash resources and the proceeds from new credit facilities committed (subject to customary conditions) by a group led by UBS Investment Bank. On a pro forma basis, Ionics expects the transaction to add approximately $0.14 per share to its projected fiscal 2004 earnings before restructuring charges. On the same basis and excluding amortization of intangible assets, the transaction is expected to add approximately $0.31 per share.

"This acquisition fits well with our strategy of building our recurring revenue business. Ecolochem has built a large and loyal customer base over its long history through innovation and outstanding customer service," said Douglas Brown, Chief Executive Officer of Ionics. "We believe Ecolochem is well-positioned to benefit from the market trend towards outsourcing water services, particularly in the power industry."

Ecolochem shareholders will be entitled to name two additional directors to Ionics' existing nine-member board. Lyman B. Dickerson, President of Ecolochem, will be one of the new directors. Mr. Dickerson will also continue to run the Ecolochem business and will be named Vice President of Ionics' Water Systems Division.

"We are excited about the opportunity to team up with Ionics, a technology leader in the industry with a long term commitment to customer satisfaction," said Mr. Dickerson. "We expect to continue our current operational and market initiatives, and realize substantial synergies through our combination with Ionics."

This transaction was unanimously approved by Ionics' board of directors and agreed to by Ecolochem's shareholders. The acquisition is expected to close in early 2004. The transaction is subject to Hart-Scott-Rodino Act review, approval by Ionics shareholders, and other customary closing conditions.

Ionics is represented by Goldman, Sachs & Co., and Ecolochem is represented by Needham & Co.
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WEBCAST CONFERENCE CALL

Ionics will host a conference call today at 1:30 PM, EST to discuss the acquisition. The conference call will be accessible on the Company's website at www.ionics.com/conference. A recorded replay of the conference call will also be accessible on the website for a two-week period commencing after the conference call. In addition, this press release will also be accessible on the website promptly following its issuance.

ABOUT IONICS

Ionics is a global separations technology company involved in the manufacture and sale of membranes, equipment, systems and services for the purification, disinfection, concentration and analysis of water, wastewater and ultrapure water. Over a period of more than 50 years, Ionics has built more desalination plants than any other company in the world. Ionics is a leader in the supply of world-class ultrapure water systems for the power and microelectronics industries, zero liquid discharge systems and in the measurement and analysis of both total organic carbon and boron. For additional information, please visit www.ionics.com.

ABOUT ECOLOCHEM

Ecolochem is a privately held company based in Norfolk, Virginia and is a leading provider of emergency, short- and long-term mobile water treatment systems to the power, petrochemical and other industries.

FORWARD - LOOKING STATEMENTS

Safe-harbor statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements, including without limitation statements concerning the contribution expected to be made by Ecolochem to Ionics' future revenues and earnings, the benefits of the acquisition to Ionics, expectations as to post-combination management positions, future operating and marketing plans and initiatives of the combined businesses, future market trends, and the ability of the combined entities to take advantage of and benefit from such trends. These forward-looking statements are based on management's current views and assumptions and are neither promises nor guarantees but are subject to risks, uncertainties and other factors that could cause actual results to differ materially from management's current expectations as described in such forward-looking statements, including overall economic and business conditions; competitive factors, such as acceptance of new products, pricing pressures and competition from competitors larger than the Company; risks associated with the completion of the proposed acquisition, and, if completed, the successful integration of the Ecolochem business into Ionics; Ionics' ability to realize the revenue, earnings and synergies anticipated from the proposed acquisition; Ionics' ability to retain qualified personnel, including managers and key employees of Ecoclochem, and manage the growth of the combined businesses; risks of nonpayment of accounts receivable, including those from affiliated companies; risks associated with foreign operations; technological and product development risks; availability of manufacturing capacity; and other factors described in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2002. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.
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NOTICE TO IONICS STOCKHOLDERS:

Ionics will file a proxy statement and other documents with the SEC regarding the issuance of Ionics common stock in connection with the proposed acquisition of the Ecolochem companies which will be the topic of this announcement, and other matters. Ionics' stockholders are encouraged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Ionics' stockholders, seeking their approval of this stock issuance, among other matters. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by Ionics with the SEC, for free at the SEC's website at www.sec.gov, and at the Investor Information page of Ionics' website, www.ionics.com. Copies of the proxy statement and other documents filed by Ionics with the SEC may also be obtained free of cost by directing your request to the Investor Relations department of Ionics, Incorporated, 65 Grove Street, Watertown, Massachusetts 02472, telephone number 617-926-2500.

Ionics and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of Ionics stockholders. These individuals may have an interest in the Ecolochem acquisition, the related issuance of common stock, or both, including as a result of holding options or shares of Ionics common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.


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FOR MORE INFORMATION, CONTACT:

THEODORE G. PAPASTAVROS
EXECUTIVE VICE PRESIDENT AND TREASURER
IONICS, INCORPORATED
TEL: (617) 673-4221
TPAPASTAVROS@IONICS.COM